Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Owners of Beneficial Interests of the Transamerica Partners Portfolios:


In planning and performing our audits of the financial statements of the Money Market Portfolio, High Quality Bond Portfolio, Inflation Protected Securities Portfolio, Core Bond Portfolio, Total Return Bond Portfolio,High YieldBond Portfolio,
Balanced Portfolio, Large Value Portfolio,
Value Portfolio, Large Core Portfolio, Large Growth Portfolio,Growth Portfolio, Mid Value Portfolio,
Mid Growth Portfolio,
Small Value Portfolio, Small Core Portfolio,Small
Growth Portfolio
And International Equity Portfolio, (constituting the Transamerica
Partners Portfolios,hereafter referred to as the
 Portfolios) as of
and forthe year ended December 31, 2008, in accordance with the standards ofthe Public Company Accounting Oversight Board (United States),we considered the Portfolios' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Portfolios internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Portfolio's internal control over financial reporting.

The management of the Portfolios is responsible for establishing and maintaining effective internal control over financial reporting.
 In fulfilling this
responsibility, estimates and judgments by management are
 required to assess the
expected benefits and related costs of controls. A portfolios internal control over financial reporting is a process designed to provide
reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
 A Portfolio's internal control
over financial reporting includes those
policies and procedures that (1)pertain
to the maintenance of records that,in
 reasonable detail, accurately
and fairly reflect the transactions and
dispositions of the assets of the
Portfolio; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles,and that receipts and expenditures of
the Portfolio are being made only in accordance with authorizations of management and Trustees of the Portfolio; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition,
use or disposition of a Portfolios assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control
 over financial reporting
may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with
the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal
course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in the internal controls over financial reporting,
such that there is a reasonable possibility that a material misstatement of the Portfolios' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Portfolios' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might
be material weaknesses under standards established by the Public Company Accounting
Oversight Board (United States). However, we noted no deficiencies in the Portfolios internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined
above as of December 31, 2008.

This report is intended solely for the information
 and use of management and the
Board of Directors, Owners of Beneficial Interests
 and the Securities and Exchange
Commission and is not intended to be and should not
 be used by anyone other than
these specified parties.

February 25, 2009